UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 21, 2019, the Board of Directors (the “Board”) of StarTek, Inc. (the “Company”) appointed Jerry Schafer to serve as a director of the Company. Mr. Schafer has also been appointed to serve as a member of the Audit Committee of the Board. Mr. Schafer fills a vacancy on the Board created on March 21, 2019, when Dr. Ed Zschau notified the Company of his resignation from the Board.

In his capacity as a director of the Company, Mr. Schafer will be entitled to compensation in accordance with the Company’s policy regarding the compensation of directors and its 2008 Equity Incentive Plan. The Company’s policy regarding the compensation of directors provides for compensation entirely with equity awards. At the start of each quarter, members of the Board, at their option, may elect to receive (1) stock options to purchase shares of common stock with a fair value equivalent to $22,500 (calculated using the Black-Scholes pricing model), (2) common stock with a grant date fair value of $22,500, (3) deferred stock units with a fair value equivalent to $22,500 or (4) any combination of options, stock and deferred stock units. Upon the date of grant, the members of the Board are immediately vested in the stock options, stock and deferred stock units.

The Company reimburses its directors for reasonable and necessary expenses incurred while performing their duties as directors.

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Mr. Schafer and any other person pursuant to which he was elected as a director. Mr. Schafer has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Dr. Zschau’s decision to resign from the Board was a result of his desire to focus his attention on other business matters and was not due to any disagreement with the Company. The Company wishes to thank Dr. Zschau for his many years of service to the Company and the Board and his assistance in connection with the transition matters following the completion of the Company’s business combination transaction with Aegis, a portfolio company of Capital Square Partners, in July 2018. Prior to his resignation, Dr. Zschau served as a member of the Audit Committee of the Board.

A press release announcing the appointment of Mr. Schafer is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Exhibit Description
99.1	Press Release dated March 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: March 27, 2019	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President and Chief Executive Officer